UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2013

Lehigh Gas Partners LP

(Exact name of registrant specified in its charter)

Delaware	001-35711	45-4165414
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 West Hamilton Street, Suite 203

Allentown, PA 18101

(Address of principal executive offices, zip code)

(610) 625-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2013, Lehigh Gas Partners LP (the “Partnership”) and certain of its subsidiaries entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Rocky Top Markets, LLC and Rocky Top Properties, LLC (collectively, “Rocky Top”), pursuant to which the Partnership will purchase from Rocky Top thirty (30) motor fuel stations (the “Motor Fuel Stations”), assume or enter into four (4) motor fuel station leases, assume seven (7) third-party supply contracts and purchase certain other assets (collectively, the “Assets”) which are held or used by Rocky Top in connection with their motor fuels business and related convenience store business located in the Knoxville, Tennessee area. In connection with this transaction, at closing, a subsidiary of the Partnership will enter into a Master Sublease and Purchase Agreement with Rocky Top and certain of their affiliates (collectively, the “Sellers”) to initially lease twenty-nine (29) of the thirty (30) Motor Fuel Stations (the “Real Estate Assets”) that the Partnership is obligated to purchase no earlier than August 1, 2015.

Lehigh Gas-Ohio, LLC (“LGO”), an entity managed by Joseph V. Topper, Jr., the Chief Executive Officer and the Chairman of the board of directors of Lehigh Gas GP LLC, the general partner of the Partnership (the “GP”) also entered into an asset purchase agreement (the “LGO Purchase Agreement”) with Rocky Top to acquire the retail assets (including fuel and merchandise inventory) related to the Assets being acquired by the Partnership (the “Retail Assets”). Subsequent to the closing, the Partnership and LGO will enter into a sublease agreement for the thirty-four (34) sites and a fuel distribution agreement for the purchase and sale of wholesale fuel (collectively, the “LGO Agreements”). The Conflicts Committee of the GP determined that the apportionment of the consideration payable by each of the Partnership and LGO to the Sellers in connection with the Purchase Agreement and the LGO Purchase Agreement, and the terms and conditions of the LGO Agreements, are fair and reasonable to the Partnership.

Under the Purchase Agreement, as consideration for the Assets, the Partnership will pay $10,650,000 in cash to Rocky Top at the closing and, at the election of the Sellers, will be obligated to purchase the Real Estate Assets either (a) in whole for $26,250,000 on or about August 1, 2015, or (b) in approximately equal parts over a 5 year period for an average of $5,250,000 per year beginning in 2016.

The closing is scheduled to occur on or before August 30, 2013 (the “Closing Date”). Each of the Partnership and Rocky Top may extend the Closing Date by fifteen days, provided that it provides the other party with written notice five (5) days before the Closing Date. If either the Partnership or Rocky Top breaches the Purchase Agreement and fails to cure such breach within the time proscribed in the Purchase Agreement, then the Agreement may be terminated by the non-breaching party and the non-breaching party is entitled to receive $500,000 from the breaching party as liquidated damages for such breach as its sole and exclusive remedy.

In connection with the Purchase Agreement, Steve H. Kirkham, a key principal of Rocky Top, has agreed to enter into a non-compete agreement whereby Mr. Kirkham will agree, for ten years after the Closing Date, (a) subject to certain limited exceptions, not to compete in the wholesale distribution of motor fuels or the ownership or operation of convenience stores in the area where Rocky Top currently operates, or (b) solicit or hire any of the Partnership’s or its affiliates’ employees during such time period. In addition, the Sellers have agreed, until the earlier of the closing and one year following the execution of the Purchase Agreement, to not solicit proposals or offers or continue to engage in any negotiations with any third-parties regarding the sale of the Assets. Such one year period will be reduced to sixty (60) days if closing does not occur for any reason within the Partnership’s control.

The Purchase Agreement contains customary representations, warranties, agreements and obligations of the parties, and termination, closing conditions and indemnity provisions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this report by reference. The registrant has omitted schedules, exhibits and similar attachments to the Purchase Agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule, exhibit or similar attachment to the SEC upon request.

The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors and securityholders with information regarding the terms of the Purchase Agreement. It is not intended to provide any other factual information about the Partnership, the Sellers, or their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties of each of the Partnership, on the one hand, and Rocky Top, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in disclosure schedules that the parties have exchanged in connection with the execution of the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, the representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Partnership, on the one hand, and Rocky Top, on the other hand.

Item 8.01.	Other Events

On August 1, 2013, the Partnership issued a press release announcing the entry into the Purchase Agreement as described above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Asset Purchase Agreement, dated August 1, 2013, by and between Rocky Top Markets, LLC and Rocky Top Properties, LLC, on the one part, and Lehigh Gas Partners LP, Lehigh Gas Wholesale LLC, LGP Realty Holdings LP, and Lehigh Gas Wholesale Services, Inc. on the other part

99.1	Press Release, dated August 1, 2013, issued by Lehigh Gas Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lehigh Gas Partners LP

	By:	Lehigh Gas GP LLC
its general partner

Dated: August 2, 2013	By:	/s/ Mark L. Miller
Name: Mark L. Miller
Title: Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated August 1, 2013, by and between Rocky Top Markets, LLC and Rocky Top Properties, LLC, on the one part, and Lehigh Gas Partners LP, Lehigh Gas Wholesale LLC, LGP Realty Holdings LP, and Lehigh Gas Wholesale Services, Inc. on the other part

99.1	Press Release, dated August 1, 2013, issued by Lehigh Gas Partners LP